Exhibit 99.1
Unity Announces Third Quarter 2020 Financial Results
Third quarter revenue of $200.8 million, up 53.3% year-over-year
Third quarter dollar-based net expansion rate of 144%
SAN FRANCISCO, Calif., November 12, 2020 — Unity Software Inc. (NYSE: U), the world’s leading platform for creating and operating interactive, real-time 3D content, today announced results for the third quarter ended September 30, 2020.
“Companies in the gaming industry have been using real-time 3D technology to create immersive, interactive content for over two decades, and we are proud to be able to support more than 90% of the top game companies globally,” said John Riccitiello, President and Chief Executive Officer, Unity. “Now, developers in other industries are taking note and engaging with Unity in transforming their content to be real-time 3D. Creators - from game developers to artists, architects, automotive designers, filmmakers, and more - are turning to Unity to bring their imaginations to life.”
“We are very pleased to start our public company journey with such a strong quarter,” said Kim Jabal, Chief Financial Officer, Unity. “Revenue of $200.8 million in the third quarter, up 53.3% year-over-year, reflects the resilience of our business model and strong execution across our operational teams and geographies. Our robust growth has reinforced our confidence in the fundamental strength of our business model, and in the long-term opportunity that we see ahead.”
“Our fiscal year 2020 revenue outlook is a range of $752 million to $756 million. We expect fourth quarter revenue of $200 million to $204 million. We also anticipate an improvement in our full year 2020 non-GAAP operating margin to (9)%.”
Third Quarter 2020 Financial Highlights
•Revenue was $200.8 million, an increase of 53.3% from the third quarter of 2019.
•Loss from operations was $141.7 million, or 70.6% of revenue, compared to loss from operations of $41.7 million, or 31.9% of revenue, in the third quarter of 2019. Our third quarter results were impacted by a one-time charge associated with restricted stock unit expense recognition in connection with our initial public offering (“IPO”), as well as a charge related to the donation of 750,000 shares of our common stock to a charitable foundation upon closing of our IPO.
•Non-GAAP loss from operations was $8.4 million, or 4.2% of revenue, compared to a non-GAAP loss from operations of $27.8 million, or 21.2% of revenue, in the third quarter of 2019.
•Basic and diluted net loss per share was $0.97, compared to basic and diluted net loss per share of $0.76 in the third quarter of 2019.
•Basic and diluted non-GAAP net loss per share was $0.09, compared to basic and diluted non-GAAP net loss per share of $0.67 in the third quarter of 2019.
•Customers that generated more than $100,000 of revenue in the trailing twelve months as of September 30, 2020 was 739 compared to 553 as of September 30, 2019.
•Dollar-based net expansion rate as of September 30, 2020 was 144% compared to 132% as of September 30, 2019.
•Net cash provided by operating activities was $20.6 million for the third quarter of 2020, compared to net cash used in operating activities of $49.1 million for the same period last year. Free cash flow provided for the third quarter of 2020 was $10.9 million, compared to $55.7 million used for the same period last year. Cash and restricted cash was $1.8 billion as of September 30, 2020 compared to $0.5 billion as of June 30, 2020.

Recent Business Highlights
•Biggest Q3 gaming blockbusters powered by Unity. Since its August release, Mediatonic’s Fall Guys, which was not only created with Unity, but also uses Unity’s Operate Solutions to run the game, has sold more than 10 million copies on PC via the Steam game store and became the most-downloaded title on Sony's PlayStation Plus subscription service in history. Genshin Impact, a multi-format, free-to-play game from miHoYo, had 10 million mobile downloads in its first day of release and GTFO, by 10 Chambers Collective, secured players in more than 140 countries and rose to the top 10 in South Korea on Steam.
•Cloud Content Delivery offers an enterprise-grade low-complexity Content Delivery Network (CDN) that helps game developers deliver live game content updates to the right users, at the right time. In September, we launched Cloud Content Delivery, a network aimed at simplifying costs, keeping app size down, and providing scale to small and large studios alike. A full end-to-end solution for storing, managing, and deploying content releases, Cloud Content Delivery was built to run cloud-based games as efficiently as possible, while consistently keeping players engaged. This enterprise-grade offering is available today as a free trial with no commitment.
•LEGO® microgame allows users to create content—no coding experience. Also launched in September, the LEGO® Microgame puts digital LEGO elements into the hands of new users to get them quickly building, customizing, and sharing their first 3D game in less than an hour. For creators who love building with LEGO bricks, this Microgame is the perfect place to start a new creative journey and make their first game — plus, it’s free and there’s no coding experience required.
Outlook
Unity is providing the following guidance for the fourth quarter and year ending December 31, 2020.

	Q4 2020	2020
	Guidance	Guidance
Revenue (in millions)	$200 — $204	$752 — $756
Year-over-year revenue growth	27% — 29%	39% — 40%
Non-GAAP loss from operations (in millions)	($40) — ($35)	($71) — ($66)
Non-GAAP operating margin	(17%) — (20%)	(9)%
Weighted-average fully diluted shares outstanding	321M
Unity has not reconciled its expectations as to non-GAAP loss from operations to GAAP loss from operations because stock-based compensation expense, employer tax related to employee stock transactions, and non-cash charitable contribution expense cannot be reasonably determined or predicted at this time. Accordingly, a reconciliation is not available, although it is important to note that these factors could be material to Unity’s results computed in accordance with GAAP.
Earnings Webcast Details
Unity plans to host a video webcast for analysts and investors today to discuss its third quarter 2020 financial results and outlook for its fourth quarter and full year 2020. The video webcast is scheduled to begin at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time and can be accessed at the Unity Investor Relations website at investors.unity.com. The video webcast will be available live, and a replay will be available on the Investor Relations website following completion of the live broadcast for approximately 90 days.
About Unity
Unity is the world’s leading platform for creating and operating interactive, real-time 3D content. Our platform provides a comprehensive set of software solutions to create, run, and monetize interactive, real-time 2D and 3D content for mobile phones, tablets, PCs, consoles, and augmented and virtual reality devices. We serve customers of all sizes, at every stage of maturity, from individual creators to large enterprises, and we see opportunities for growth across all of these customer groups. For more information, visit unity.com.

Unity uses its Investor Relations website (investors.unity.com), filings with the SEC, press releases, public conference calls, and public webcasts as means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to Unity’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”
Forward-Looking Statements
This press release contains “forward-looking statements,” as that term is defined under federal securities laws, including, but not limited to, statements regarding Unity’s fourth quarter and full year 2020 outlook, strategies, business plans, priorities and objectives, potential market and growth opportunities; competitive position, product strategies and future product and platform features, technological or market trends and industry environment. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “seek,” “plan,” “project,” “looking ahead,” “look to,” “move into,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) the impact of the ongoing COVID-19 pandemic on our business, as well as our customers, prospects, partners, and service providers; (ii) our future profitability and timing for achievement of profitability; (iii) our ability to retain existing customers and expand the use of our platform; (iv) our ability to further expand into new industries and attract new customers; (v) the impact of any changes of terms of service, policies or technical requirements from operating system platform providers or application stores which may result in changes to our or our customers’ business practices; (vi) our ability to maintain favorable relationships with hardware, operating system, device, game console and other technology providers; (vii) our ability to compete effectively in the markets in which we participate; (viii) breaches in our security measures, unauthorized access to our platform, our data, or our customers’ or other users’ personal data; (ix) our ability to manage growth effectively; and (x) the rapidly changing and increasingly stringent laws, contractual obligations and industry standards that relate to privacy, data security and the protection of children. Further information on these and additional risks that could affect Unity’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our final prospectus filed with the SEC on September 18, 2020, and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Unity assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.
Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Unity’s discretion and may not be delivered as planned or at all. Customers who purchase Unity services should make their purchase decisions based upon services, features, and functions that are currently available.
© 2020 Unity Software Inc. All rights reserved. The Unity design logos, “Unity” and our other registered or common law trademarks, service marks, or trade names are the property of Unity Software Inc. or its affiliates. Other trade names, trademarks, and service marks are the property of their respective owners.

About Non-GAAP Financial Measures
To supplement our consolidated financial statements prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we use certain non-GAAP performance financial measures, as described below, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe the following non-GAAP measures are useful in evaluating our operating performance. We are presenting these non-GAAP financial measures because we believe, when taken collectively, they may be helpful to investors because they provide consistency and comparability with past financial performance.
However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. As a result, our non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute for our consolidated financial statements presented in accordance with GAAP.
Non-GAAP Gross Profit and Non-GAAP Loss from Operations
We define non-GAAP gross profit as gross profit excluding stock-based compensation expense and employer tax related to employee stock transactions. We define non-GAAP loss from operations as loss from operations excluding stock-based compensation expense, employer tax related to employee stock transactions, amortization of acquired intangible assets, and non-cash charitable contribution expense. We use non-GAAP gross profit and non-GAAP loss from operations in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that non-GAAP gross profit and non-GAAP loss from operations provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as these metrics exclude stock-based compensation expense, employer tax related to employee stock transactions, amortization of acquired intangible assets, and non-cash charitable contribution expense, which we do not consider to be indicative of our overall operating performance.
Non-GAAP gross profit and non-GAAP loss from operations have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•they exclude expense associated with our equity compensation plan, although equity compensation has been, and will continue to be, an important part of our compensation strategy;
•non-GAAP loss from operations excludes the expense of amortization of acquired intangible assets, and although these are non-cash expenses, the assets being amortized may have to be replaced in the future and non-GAAP loss from operations does not reflect cash expenditure for such replacements;
•non-GAAP loss from operations excludes the expense associated with the charitable contribution of common stock to a donor-advised fund, and although this is a non-cash expense, we may make similar charitable contributions in the future; and
•the expenses and other items that we exclude in our calculation of non-GAAP net loss and non-GAAP net loss per share may differ from the expenses and other items, if any, that other companies may exclude from this measure or similarly titled measures, which reduces their usefulness as comparative measures.

Non-GAAP Net Loss and Non-GAAP Net Loss per Share
We define non-GAAP net loss and non-GAAP net loss per share as net loss and net loss per share excluding stock-based compensation expense, employer tax related to employee stock transactions, amortization of acquired intangible assets, and non-cash charitable contribution expense, as well as the related tax effects of these items. Non-GAAP net loss per share also adds back expense relating to deemed dividends representing excess paid over initial issuance price to repurchase convertible preferred stock. We use non-GAAP net loss and non-GAAP net loss per share in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that these non-GAAP measures provide our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations.
Non-GAAP net loss and non-GAAP net loss per share have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•they exclude expense associated with our equity compensation plan, although equity compensation has been, and will continue to be, an important part of our compensation strategy;
•they exclude the expense of amortization of acquired intangible assets, and although these are non-cash expenses, the assets being amortized may have to be replaced in the future and non-GAAP loss from operations does not reflect cash expenditure for such replacements;
•they exclude the expense associated with the charitable contribution of common stock to a donor-advised fund, and although this is a non-cash expense, we may make similar charitable contributions in the future;
•as further described below, we must make certain assumptions in order to determine the income tax effect adjustment for non-GAAP net loss, which assumptions may not prove to be accurate; and
•the expenses and other items that we exclude in our calculation of non-GAAP net loss and non-GAAP net loss per share may differ from the expenses and other items, if any, that other companies may exclude from this measure or similarly titled measures, which reduces their usefulness as comparative measures.
Income Tax Effects of Non-GAAP Adjustments
We utilize a fixed projected tax rate in our computation of non-GAAP income tax effects to provide better consistency across interim reporting periods. In projecting this non-GAAP tax rate, we utilize a financial projection that excludes the direct impact of the non-GAAP adjustments described above, and eliminates the effects of non-recurring and period specific items which can vary in size and frequency. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For the year ending December 31, 2020, we have determined the projected non-GAAP tax rate to be (17)%. We will periodically re-evaluate this tax rate, as necessary, for significant events, based on relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.
Free Cash Flow
We define free cash flow as net cash used in operating activities less cash used for purchases of property and equipment. We believe that free cash flow is a useful indicator of liquidity as it measures our ability to generate cash, or our need to access additional sources of cash, to fund operations and investments.
Free cash flow has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•it is not a substitute for net cash used in operating activities;
•other companies may calculate free cash flow or similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of free cash flow as a tool for comparison; and
•the utility of free cash flow is further limited as it does not reflect our future contractual commitments and does not represent the total increase or decrease in our cash balance for any given period.

Key Metrics
We monitor the following key metrics to help us evaluate the health of our business, identify trends affecting our growth, formulate goals and objectives, and make strategic decisions.
Customers Contributing More Than $100,000 of Revenue
We focus on the number of customers that generated more than $100,000 of revenue in the trailing 12 months, as this segment of our customer base represents the majority of our revenue and revenue growth. We define a customer as an individual or entity that generated revenue during the measurement period. A single organization with multiple divisions, segments, or subsidiaries is generally counted as a single customer, even though we may enter into commercial agreements with multiple parties within that organization.
Dollar-Based Net Expansion Rate
We track our performance by measuring our dollar-based net expansion rate, which compares our Create and Operate Solutions revenue from the same set of customers across comparable periods, calculated on a trailing 12-month basis. Our dollar-based net expansion rate as of a period end is calculated as current period revenue divided by prior period revenue. Prior period revenue is the trailing 12-month revenue measured as of such prior period end and includes revenue from all customers that contributed revenue during such trailing 12-month period. Current period revenue is the trailing 12-month revenue from these same customers as of the current period end. Our dollar-based net expansion rate includes the effect of any customer renewals, expansion, contraction, and churn but excludes revenue from new customers in the current period.
Contact
Investor Relations:
Richard Davis
richard.davis@unity3d.com
Media:
Amanda Taggart
corpcomms@unity3d.com
Source: Unity

UNITY SOFTWARE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	As of
	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash	$1,759,415	$129,959
Accounts receivable, net of allowances of $4,140 and $9,052 as of September 30, 2020 and December 31, 2019, respectively	225,525	204,898
Prepaid expenses	26,068	23,142
Other current assets	19,968	9,418
Total current assets	2,030,976	367,417
Property and equipment, net	89,930	78,976
Operating lease right‑of‑use assets	108,878	—
Goodwill	271,200	218,305
Intangible assets, net	59,269	62,034
Restricted cash	22,409	17,137
Other assets	23,034	18,991
Total assets	$2,605,696	$762,860
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,856	$10,706
Accrued expenses and other current liabilities	86,954	66,463
Publisher payables	151,143	137,664
Income and other taxes payable	41,587	35,715
Deferred revenue	97,910	85,980
Operating lease liabilities	24,363	—
Total current liabilities	409,813	336,528
Long-term deferred revenue	16,531	10,596
Long-term operating lease liabilities	101,875	—
Other long-term liabilities	17,571	21,825
Total liabilities	545,790	368,949
Commitments and contingencies (Note 9)
Stockholders’ equity:
Convertible preferred stock, $0.000005 par value; no shares authorized, issued, and outstanding as of September 30, 2020; 102,674 shares authorized, and 95,899 shares issued and outstanding as of December 31, 2019	—	686,559
Preferred stock, $0.000005 par value; 100,000 shares authorized, and no shares issued and outstanding as of September 30, 2020; no shares authorized, issued, and outstanding as of December 31, 2019	—	—
Common stock, $0.000005 par value; 1,000,000 and 300,000 shares authorized as of September 30, 2020 and December 31, 2019, respectively; 270,967 and 123,261 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	2	1
Additional paid-in capital	2,777,400	226,173
Accumulated other comprehensive loss	(3,500)	(3,632)
Accumulated deficit	(713,996)	(515,190)
Total stockholders’ equity	2,059,906	393,911
Total liabilities and stockholders’ equity	$2,605,696	$762,860

UNITY SOFTWARE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue	$200,784	$130,943	$552,109	$383,708
Cost of revenue	47,540	26,451	119,840	88,602
Gross profit	153,244	104,492	432,269	295,106
Operating expenses
Research and development	116,648	64,034	283,507	182,832
Sales and marketing	60,764	46,559	147,739	125,322
General and administrative	117,515	35,631	194,988	89,041
Total operating expenses	294,927	146,224	626,234	397,195
Loss from operations	(141,683)	(41,732)	(193,965)	(102,089)
Interest expense	(615)	—	(1,403)	—
Interest income and other expense, net	(2,023)	(1,808)	(829)	(2,494)
Loss before provision for income taxes	(144,321)	(43,540)	(196,197)	(104,583)
Provision for income taxes	398	2,009	2,609	8,028
Net loss	(144,719)	(45,549)	(198,806)	(112,611)
Other comprehensive loss, net of taxes:
Change in foreign currency translation adjustment	209	(227)	132	(291)
Comprehensive loss	$(144,510)	$(45,776)	$(198,674)	$(112,902)
Basic and diluted net loss per share:
Net loss per share attributable to our common stockholders, basic and diluted	$(0.97)	$(0.76)	$(1.47)	$(1.39)
Weighted-average shares used in per share calculation attributable to our common stockholders, basic and diluted	149,256	115,817	135,671	111,772

UNITY SOFTWARE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating activities
Net loss	$(144,719)	$(45,549)	$(198,806)	$(112,611)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	11,274	7,975	31,284	21,297
Amortization of debt issuance costs	31	—	97	—
Loss on disposition of property and equipment	94	157	558	157
Common stock charitable donation expense	63,615	—	63,615	—
Stock-based compensation expense	61,806	9,101	83,460	23,877
Impairment of assets	—	—	863	—
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(5,890)	(2,663)	(14,718)	(8,022)
Prepaid expenses	1,697	(5,765)	(3,173)	(9,635)
Other current assets	1,754	3,237	(10,083)	2,373
Operating lease right-of-use assets	6,250	—	18,258	—
Deferred tax, net	1,595	(208)	1,709	(7,462)
Other assets	166	(2,051)	(143)	(5,133)
Accounts payable	(5,363)	6,054	(4,158)	887
Accrued expenses and other current liabilities	13,864	7,771	19,683	2,737
Publisher payables	11,808	(37,145)	13,479	(12,969)
Income and other taxes payable	1,162	3,668	(2,238)	15,918
Operating lease liabilities	(5,415)	—	(17,480)	—
Other long-term liabilities	174	2,818	5,347	6,748
Deferred revenue	6,664	3,528	17,594	13,010
Net cash provided by (used in) operating activities	20,567	(49,072)	5,148	(68,828)
Investing activities
Purchase of property and equipment	(9,681)	(6,637)	(28,956)	(16,442)
Acquisition of intangible assets	—	—	(750)	—
Business acquisitions, net of cash acquired	(11,630)	(36,824)	(34,968)	(154,031)
Net cash used in investing activities	(21,311)	(43,461)	(64,674)	(170,473)

UNITY SOFTWARE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Financing activities
Proceeds from revolving credit facility	—	—	125,000	—
Payment of principal related to revolving credit facility	(125,000)	—	(125,000)	—
Payment of debt issuance costs	—	—	(247)	—
Proceeds from initial public offering, net of underwriting discounts, commissions, and offering costs	1,420,145	—	1,420,145	—
Proceeds from issuance of convertible preferred stock, net of issuance costs	—	—	149,970	124,918
Proceeds from issuance of common stock	—	255,882	100,000	355,882
Repurchase and extinguishment of convertible preferred stock	—	(48,714)	—	(48,714)
Purchase and retirement of treasury stock	—	(282,167)	(110)	(282,167)
Proceeds from exercise of stock options	11,523	7,821	15,459	10,882
Proceeds from exercise of stock options in connection with nonrecourse promissory note	—	—	8,856	—
Net cash provided by (used in) financing activities	1,306,668	(67,178)	1,694,073	160,801
Effect of foreign exchange rate changes on cash and restricted cash	233	(287)	181	(327)
Increase (decrease) in cash and restricted cash	1,306,157	(159,998)	1,634,728	(78,827)
Cash and restricted cash, beginning of period	475,667	354,444	147,096	273,273
Cash and restricted cash, end of period	$1,781,824	$194,446	$1,781,824	$194,446

UNITY SOFTWARE INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended
	September 30,
	2020	2019
Gross profit reconciliation
GAAP gross profit	$153,244	$104,492
Add:
Stock-based compensation expense	5,072	903
Employer tax related to employee stock transactions	629	184
Non-GAAP gross profit	$158,945	$105,579
GAAP gross margin	76%	80%
Non-GAAP gross margin	79%	81%

Loss from operations reconciliation
GAAP loss from operations	$(141,683)	$(41,732)
Add:
Stock-based compensation expense	61,806	9,102
Employer tax related to employee stock transactions	3,070	2,110
Amortization of intangible assets expense	4,751	2,742
Charitable contribution to donor-advised fund	63,615	—
Non-GAAP loss from operations	$(8,441)	$(27,778)
GAAP operating margin	(71)%	(32)%
Non-GAAP operating margin	(4)%	(21)%

Net loss and net loss per share reconciliation
GAAP net loss	$(144,719)	$(45,549)
Add:
Stock-based compensation expense	61,806	9,102
Employer tax related to employee stock transactions	3,070	2,110
Amortization of intangible assets expense	4,751	2,742
Charitable contribution to donor-advised fund	63,615	—
Income tax effect of non-GAAP adjustments	(1,485)	(3,612)
Non-GAAP net loss	$(12,962)	$(35,207)

GAAP net loss per share attributable to our common stockholders, basic and diluted	$(0.97)	$(0.76)
Total impact on net loss per share, basic and diluted, from non-GAAP adjustments	0.88	0.09
Non-GAAP net loss per share attributable to our common stockholders, basic and diluted	$(0.09)	$(0.67)

Weighted-average common shares used in GAAP net loss per share computation, basic and diluted	149,256	115,817
Weighted-average common shares used in non-GAAP net loss per share computation, basic and diluted	149,256	115,817

UNITY SOFTWARE INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended
	September 30,
	2020	2019
Free cash flow reconciliation
Net cash provided by (used in) operating activities	$20,567	$(49,072)
Less:
Purchase of property and equipment	(9,681)	(6,637)
Free cash flow	$10,886	$(55,709)
Net cash used in investing activities	$(21,311)	$(43,461)
Net cash provided by financing activities	$1,306,668	$(67,178)